UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of April, 2016.

Commission File Number 000-53117

FIRST MINING FINANCE CORP.
(Translation of registrant’s name into English)

#1805 - 925 WEST GEORGIA STREET
VANCOUVER, B.C. V6C 3L2
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [X]     Form 40-F [  ]

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ____

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ____

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

On April 8, 2016, First Mining Finance Corp. (“FMFC”) and Clifton Star Resources Inc. (“Clifton”) completed a court-approved plan of arrangement pursuant to which shareholders of Clifton received one share of FMFC in exchange for each share of Clifton held by them. The arrangement was effected pursuant to Section 192 of the Canada Business Corporations Act (the “Arrangement”).

Upon effectiveness of the Arrangement, the common shares of FMFC will be deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with FMFC as a successor issuer to Clifton pursuant to Rule 12g-3(a) of the Exchange Act. The FMFC common shares are listed on the TSX Venture Exchange (“TSXV”) and trade on both the TSXV and on the OTCQB trading platform under the ticker symbols “FF” and “FFMGF”, respectively. This Form 6-K is being submitted by FMFC to the Securities and Exchange Commission as notice that FMFC is the successor issuer to Clifton under Rule 12g-3 under the Exchange Act, as required by Rule 12g-3(f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST MINING FINANCE CORP.

Date April 11, 2016	By

/s/ Connie Lillico
Name: Connie Lillico
Title: Corporate Secretary

SEC 1815 (04-09)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.